Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.141 and Amendment No.142 to the Registration Statement on Form N-1A of Investment Managers Series Trust III and to the use of our report dated July 30, 2025 on the financial statements and financial highlights of FPA Queens Road Value ETF, a series of shares of Investment Managers Series Trust III, appearing in Form N-CSR for the year ended May 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

February 2, 2026